Exhibit 10.5

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”) is made and entered into effective as of July 7, 2010 (the “Effective Date”) between Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor’), and SDJ Technologies, Inc., a Delaware corporation having an address at 2125 B Madera Road, Simi Valley, CA 93065 (“Licensee”).

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A.           Licensee develops, manufactures, sells and distributes memory data, storage products and would like to manufacture, sell and/or distribute certain products under the Monster trademarks and logos set forth in Exhibit “A” hereto, licensed by Licensor (collectively, the “Mark”).

B.           Licensee desires to be granted a license to use the Mark, and Licensor is willing to grant Licensee a license to use the Mark, on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee (the “parties”) agree as follows:

1.            Grant of License and Grant Limitations

1.1           Grant of Rights. Licensor grants to Licensee the limited, non-exclusive, nontransferable, non-sublicensable right to use the Mark, during the Term, throughout the world, excluding those territories prohibited by Section 17.4 (the “Territory,”), in connection with the manufacture, design, distribution and sale of the products listed in Exhibit “B” (“Licensed Products”), and subject to the terms and conditions of this Agreement and the requirements for use of the Mark provided in writing to Licensee. Exhibits A and B and the Territory may be updated from time to time during the Term with the mutual written consent of each party, but no party shall be obligated to do so.

1.2           Licensor Purchases. Licensor or its designee may purchase from Licensee, Licensed Products. The prices to be paid by Licensor or its designee for such purchases shall be twenty percent (20%) above Licensee’s manufacturing cost. (“Manufacturing Cost” means, for purposes of this paragraph, the actual FOB cost charged by manufacturer to Licensee, inclusive of quota, to produce Licensed Products, with no pass- through expenses, upcharges, service fees, sourcing fees or any other charges or soft amortized costs whatsoever added on to the cost incurred by Licensee. In instances where Licensee directly operates the manufacturing facility, Licensor shall be provided with copies of all costing sheets for Licensed Products).

1.3           Additional License Considerations.

(a)           Pricing. Licensee shall furnish to Licensor a listing of prices for Licensed Products as early as possible, and in any event, at least twenty (20) working days prior to the date Licensee commences presenting Licensed Product to the market for sale. Although Licensee is free to establish its wholesale prices for Licensed Products in its discretion, Licensee agrees that its wholesale prices for Licensed Products, shall be maintained at a level which will encourage the development of sales of Licensed Products while maintaining the image of Licensed Products as highest quality products. If Licensor reasonably believes that Licensee’s wholesale prices of Licensed Products may adversely affect the sales of Licensed Products or the image of the Licensed Products as highest quality products, Licensor shall so notify Licensee. Licensee shall either remedy such adverse pricing or withdraw the particular Licensed Product(s) from Licensee’s product list.

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(b)          Customers. Licensee may sell Licensed Products to end-user customers and through customers having a reputation and standing in the Territory as providers of high quality products purchased from authorized sources (“Authorized Retailers”), pursuant to terms that are consistent with the high quality of the Licensed Products and the reputation, image and prestige of Licensor and the Mark. Licensee shall submit to Licensor a current list of all Authorized Retailers on a quarterly basis for the following season’s shipments. Licensor may object to the sale of Licensed Products to any Authorized Retailer, and the parties will discuss the issue, with each party providing such evidence, as it deems necessary to make its case for or against the Authorized Retailer, as the case may be. Subject to the requirements of applicable law, Licensee shall immediately cease the direct or indirect distribution of Licensed Product to any Authorized Retailer remaining objectionable to Licensor after the parties good faith discussions.

(c)          Restrictions. Licensee will not, directly or indirectly, manufacture, distribute, offer for sale or sell any products bearing designs or of a styling the same as or substantially similar to the designs or styling of any Licensed Products with features developed specially for Licensed Products hereunder, (“Confusingly Similar Merchandise”). Also, Licensee will not assist or engage any third party in connection with the manufacture, distribution, offer for sale or sale of any Confusingly Similar Merchandise. Moreover, Licensee shall not solicit new business by using the Licensed Products and/or Licensor’s goodwill as an inducement to a third party by representing that Licensee can design, manufacture and/or market similar style products for a third party at a similar, higher or lower tier of distribution.

(4)         B Stock. Licensee shall not sell any damaged, imperfect, substandard quality or defective goods (“B Stock”) under the Mark without the prior written approval of Licensor. For the purposes of this Agreement, B Stock are goods which contain a production flaw or other mistakes or problems which make the goods unsalable for full line list price. Licensor shall be the sole determiner of whether any goods qualify as B Stock and whether such B Stock may be sold under the Mark. All B Stock approved for sale shall be marked as such and Licensor may, in its discretion, impose additional requirements on the disposal of B Stock, including without limitation, the removal of logos and/or other brand identification. All B Stock are subject to the same Sales Royalty and other related fees and royalties payable to Licensor as for sales of full-priced product.

(e)          Operation of Licensee Business.

(i)          Licensee shall maintain good customer relations in accordance with prudent and reasonable business practices.

(ii)         Licensee shall maintain manufacturing and sourcing, quality review, and financial staff adequate to perform Licensee’s obligations under this Agreement.

(iii)        Licensee shall, at its own cost, provide appropriate employee contact persons to specifically be responsible for sales, marketing, merchandising, customer service, credit, production, design, graphics, and creative services for this Agreement (the “Contacts”). In no event shall Licensee or any Contact(s) be deemed to be an employee, agent, or the responsibility, of Licensor.

1.4           Reservation of Rights. Licensor reserves all rights not specifically granted to Licensee under this Agreement. In that regard, Licensor may use and may grant others the right to use any trade names, logos, domain names, and/or trademarks, including the Mark, in connection with any products, including the Licensed Products, within or outside the Territory.

1.6           Third Party Rights. If, in Licensor’s sole determination, any use of the Mark by Licensee infringes the rights of any third party or weakens or impairs Licensor’s rights in the Mark, or if Licensor has agreed to restrict its use of the Mark or has been ordered to restrict its use of the Mark, Licensee will immediately terminate or modify such its use of the Mark in accordance with Licensor’s instructions. In the even that Licensee fails to terminate or modify such use as directed by Licensor, Licensor may terminate the rights of Licensee under this Agreement.

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2.           Term. The term of this Agreement will commence as of the Effective Date and continue for a period of two (2) years thereafter (the “Term”).

3.           Sales Royalty and Payments. During the Term, Licensee shall pay to Licensor a royalty equal to four percent (4%) of Net Sales (“Sales Royalty”). For purposes hereof “Net Sales” means the total of gross amounts directly or indirectly invoiced or charged to others or otherwise derived by Licensee from the sale of Licensed Products, reduced only by the actual amount of returns. No other deductions, whether for unpaid or uncollectible accounts, commissions, chargebacks, or other discounts given or costs incurred by Licensee shall be taken.

4.           Payment Procedures

4.1           Payments.

(a)          Licensee will pay to Licensor, on or before the thirtieth (30th) day following the end of each calendar quarter, the Sales Royally on Net Sales of Licensed Products during the calendar quarter just ended.

(b)          Simultaneously with the Sales Royalty payment, Licensee shall deliver to Licensor statements, documents and information for the period covered, including customer, quantity and sales data, substantiating the Sales Royalty payment amount.

(c)          All payments under this Agreement will be made in United States Dollars via wire transfers, or in any other manner which Licensor reasonably designates.

4.2           Default on Payments. If Licensee fails to timely make any payment to Licensor in full, (i) Licensee will pay interest on any unpaid balance at a rate equal to one and a half (1 ½%) percent per month or the maximum rate of interest allowed by law, and (ii) if the default continues uncured for ten (10) business days or more after notice to Licensee, Licensor may terminate this Agreement immediately upon written notice to Licensee, and principal and interest will continue to accrue until paid in full. Licensee will also reimburse Licensor for any costs incurred by Licensor in seeking to collect any sums due to it, including attorneys’ fees, accountant fees, and expenses and collection agency fees and expenses.

4.3           Acceptance Not A Waiver. Acceptance by Licensor of any payments under this Agreement shall not prevent Licensor at any later date from disputing the amount owed or from demanding more information from Licensee regarding payments finally due, nor shall such acceptance by Licensor constitute a waiver of any Licensee breach.

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5.          Books and Records: Audits. Licensee will prepare and maintain, in a manner which will enable Licensor’s accountants to audit same in accordance with generally accepted accounting principles and with this Agreement, complete and accurate books of account and records (including the originals or copies of documents supporting entries in the books of account) covering all transactions relating to this Agreement, including those related to Licensee’s manufacturing operations, bill of materials, inventory levels, costs and suppliers. Licensor and/or its representatives may, during regular business hours with fourteen (14) days advance notice, during the Term and for three (3) years thereafter, audit these books of account and records and examine and copy all documents and materials relating to this Agreement and allow the same access to its Contractors to the extent necessary to validate the information provided hereunder. If any audit of Licensee’s books and records discloses that Licensee’s payments were less than the amount which should have been paid, all underpayment plus interest, commencing from the date payment was initially due, at a rate equal to one and a half percent (1 ½% ) per month will be made immediately to Licensor. If the underpayment is five percent (5%) or more, or any amount if intentional, (i) Licensee will immediately reimburse Licensor for the cost and expenses of the audit, and (ii) Licensor may terminate this Agreement immediately upon written notice to Licensee.

6.          Sales Projections. Within thirty (30) days following the end of the previous calendar quarter, Licensee will deliver to Licensor, copies of all upfront sales projections and forecasts used internally by Licensee in planning and projecting its Licensed Products business.

7.          Production and Distribution of Licensed Products

7.1          Design and Production.

(a)          Licensee and Licensor will consult and cooperate with each other in the design process of the Licensed Products. Licensee will be solely responsible for, and shall pay all costs and expenses relating to, developing Licensed Products, making all prototypes, samples, and all aspects of the production of Licensed Products.

(b)          Prior to the first prototypes being produced for each type or style of Licensed Product, Licensee shall submit to Licensor materials, designs, sketches, specifications and hardware, if applicable (collectively, “Specifications”), for use in connection with Licensed Products. Licensor shall notify Licensee within thirty (30) days of receipt whether Licensor accepts or rejects the submitted Specifications, provided, however, that Licensor’s failure to accept or rejects within the thirty (30) day period shall be deemed a rejection. Any and all such items shall be approved by Licensor, in writing. If Licensor rejects any Specifications, Licensee shall make changes and corrections to conform the Licensed Product to the high quality and design standards prescribed by Licensor and shall resubmit the Specifications for approval. Licensee shall not make a prototype using any Specifications rejected by Licensor.

(c)          Prior to samples being produced, Licensee shall submit to Licensor a prototype. Licensor shall notify Licensee, in writing, within thirty (30) days of receipt whether Licensor accepts or rejects the prototype, provided, however, that Licensor’s failure to accept or reject within the thirty (30) day period shall be deemed a rejection. If Licensor rejects any prototype, Licensee shall not proceed to produce a sample of such Licensed Product and shall coordinate with Licensor, at Licensee’s sole cost and expense, to make changes and corrections to conform the prototype to the high quality and design standards prescribed by Licensor and, upon Licensor’s request, shall resubmit another prototype for written approval. Licensee shall not produce a sample of any Licensed Product until Licensor approves the prototype.

(d)          Licensee will submit to Licensor for inspection, ten (10) top-of-the-line production samples of each Licensed Product, so Licensor may assure itself that required quality standards are being maintained. All Licensed Products will be equal or better in quality to the sample approved by Licensor. If Licensor rejects any production sample, Licensee shall discontinue the production of the Licensed Product and shall coordinate with Licensor, at Licensee’s sole cost and expense, to make changes and corrections to conform the Licensed Product to the high quality and design standards prescribed by Licensor and shall resubmit a sample for approval. Licensee shall not continue production of the Licensed Product until Licensor approves such sample. Licensee acknowledges that Licensor’s approvals pursuant to this Agreement may be based on Licensor’s subjective standards, including its aesthetic judgment regarding design, advertising, marketing and promotion, and the reputation, image and prestige of Licensor, the Mark, and the “Monster” brand, and may be withheld in Licensor’s discretion,

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(e)          Use of the Mark on the Licensed Products and their packaging and promotional materials shall subject to Licensor’s prior written approval and shall strictly comply with any written guidelines provided by Licensor.

7.2           Inspection Rights. Licensor and its duly authorized representatives may, upon fourteen. (14) days advance notice and during normal business hours, examine Licensed Products — in the process of being manufactured and at Licensee’s distribution centers — and inspect all facilities utilized in connection therewith, including third-party contractors’ factories and other facilities to verify compliance with the terms of this Agreement. Licensor will seek to conduct any such examination in a manner calculated to minimize interference with normal business operations.

7.3           Third Party Manufactures: Quality Control: Support. Licensee may use third party contractors for the manufacture of Licensed Products (“Contractors”) provided that (i) Licensee independently determines that each Contractor is capable of manufacturing the Licensed Products strictly in accordance with this Agreement, (ii) each Contractor acknowledges, in writing, that the Licensed Products and Mark are proprietary that Contractor is prohibited from using any of the Licensed Products, Mark or Confidential Information of Licensor except as in furtherance of the, manufacturing of the Licensed Products hereunder, and (iii) Licensee submits information concerning the proposed Contractor to Licensor for its review. Licensee will use its best efforts to monitor the performance of its Contractors to assure compliance with laws and regulations of all jurisdictions in the Territory. Licensee will immediately notify Licensor upon obtaining knowledge or notice of a material failure by any Contractor to comply with any such laws or regulations and also will immediately take all corrective actions as may be necessary or otherwise reasonably requested by Licensor; and Licensee will terminate any Contractor that intentionally or repeatedly fails to comply therewith. Licensee shall terminate its use of any Contractor which fails to manufacture the Licensed Products strictly in accordance with this Agreement and to standards acceptable to Licensor. Neither Licensee’s engagement of a Contractor nor Licensor’s failure to object to a Contractor will limit Licensee’s obligations hereunder, and any act or omission by a Contractor which would constitute a material violation of this Agreement also will constitute a material violation of this Agreement by Licensee.

7.4           Compliance With Law. All Licensed Products Will be manufactured, offered for sale, sold, labeled, packaged, distributed, advertised, marketed, promoted, publicized and otherwise exploited, in accordance with the product specifications, industry certifications, support standards, and any other quality standards, and all applicable laws and regulations, including without limitation, all customs requirements and country of origin regulations, those laws and regulations relating to health and safety, and those laws and regulations relating to the disclosure of information to the consumer.

7.5           High Quality. Each collection of Licensed Products shall (i) be of good quality and free of defects in design, material and workmanship and shall be suitable for their intended purpose, (ii) not be injurious, poisonous, or deleterious, and no toxic substance or material, will be used in or on the Licensed Products, and (iii) not be inherently dangerous to the users thereof.

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7.6           Packaging Materials. All Licensed Products will be manufactured, distributed, offered for sale, and sold in a manner consistent with Licensor’s standards, labels, packaging and shipping materials approved by Licensor from time to time (collectively, “Packaging Materials”).

7.7           Complaints. Upon - becoming aware of any complaints by consumers or governmental bodies with regard to any of the Licensed Products, licensee will immediate inform Licensor in writing and subsequently keep Licensor apprised regarding the status and resolution thereof. Licensee will resolve any such complaints in a fair and expeditious manner.

7.8           Recall of Licensed Products. Licensor shall have the right (i) to compel Licensee to recall Licensed Products sold or otherwise distributed by Licensee; and (ii) to place a hold on future shipments of a Licensed Product sold or otherwise distributed by Licensee if Licensor has a reasonable basis to believe that the Licensed Products do not comply with the quality standards and other specifications set forth in this Agreement in a manner that can be reasonably expected to have a material adverse impact on (a) customer safety and/or satisfaction; (b) the function of the Licensed Product; (c) the quality of the Licensed Product; (d) the performance of the Licensed Product; or (e) if Packaging and Promotional Materials misrepresent the contents of the Licensed Product. Any recall required by Licensor shall be reasonable in scope. Licensee will maintain an effective means to quarantine, remove, and recall from the entire supply chain (starting from the Licensee’s factory and continuing through the end retail stores) any shipment, production lot, stock keeping unit (“SKU”), or any other Licensed Product found to be defective or non-compliant with the requirements of this Agreement. All costs and expenses associated with the recall shall be borne solely by Licensee, and Licensee shall reimburse Licensor any and all costs and expenses incurred as a result of any such recall.

7.9         Customer and End User Support.

(a)          Licensee shall manage and be responsible for all aspects of the business relationship with the distribution channel and customers, including, but not limited to: sales, marketing contractual terms and conditions including credit administration and terms, develop and implement demand generation promotions and programs, launch new products, manage all aspects of warranty and return processes, be responsible for customer support and retail sales support and post-sales technical support for all distribution channels and end user customers.

(b)          Support will be provided in a manner that is consistent with prevailing industry standards and practices for other products that are comparable to the Licensed Products and at quality of service levels that are equal to or exceed those that are typical for Licensor products that are comparable to the Licensed Products. The product warranties, product packaging and collateral will direct end user customers in a clear and prominent manner to calI Licensee’s support numbers for assistance with any questions or problems related to Licensed Products. Licensee may not express or imply that Licensor is responsible for warrant and/or product support.

(c)           Licensee shall identify and keep current a primary and secondary support contact for marketing communications and pre-sales and post-sales support.

(d)          Licensee shall report promptly to Licensor all suspected and/or reported defects in Licensed Products if such defects could be or are reported to be safety related, or if such defects affect or are reported to affect one percent (1%) of Licensed Products shipped .

7.10        End User Customer Warranty.

(a)          Licensee shall provide and be solely responsible for providing product warranties and support for Licensed Products to its distribution channels. Licensor and end user customers (both in and out of warranty).

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(b)          Licensee shall manage all aspects of the return process including warranty, support, stock adjustments and distribution channel and end user customer satisfaction issues. Licensor will not accept returned Licensed Products, except those that it sells as a distributor and has its own return agreements with those customers,

(c)          All warranty documentation accompanying Licensed Products and all warranty documentation applicable to Licensed products is subject to Licensor’s pre-approval and shall contain a notice satisfactory to Licensor that provides that (i) Licensor does not provide and is not responsible for any product warranty for the Licensed Products, and (ii) responsibility for any product warranty is with Licensee. In addition, all liability disclaimers on warranty documentation that apply to Licensee, its Affiliates, or other warranty providers shall also be made to apply to (protect) Licensor

(d)          Product warranties for Licensed Products shall be made part of Licensee’s Web Site in the same manner as other Licensee products.

(e)          Licensee’s provision of warranty services shall be in accordance with local law and custom in each country in the Territory.

8.           Marketing and Promotional Activities

8.1           Marketing and Promotion. Licensee shall market promote, and sell the Licensed Products within the Territory.

8.2           Promotional Material and Products. Licensee shall submit to Licenser, for Licensor’s prior approval samples of all advertising and promotional plans and materials that Licensee desires to use to promote the Licensed Products (“Promotional Material”), including without limitation, press releases and interviews for publication in any media. Licensee shall modify any disapproved Promotional Material to satisfy Licensor’s objections so that it is acceptable to Licensor. Under no circumstances may Licensee advertise, market, promote, publicize or otherwise exploit the Licensed Products or the Mark together with any other trademarks or names or any other products without the prior written consent of Licensor.

8.3           Trade Shows. Licensee agrees that if Licensee participates in any trade show which includes Licensed Products, Licensee shall first get Licensor’s approval over any intended visuals, displays, signage, or intended uses of the Mark at such show. In addition, unless otherwise agreed by Licensor, Licensee agrees that the Licensed Products shall be given its own booth at any such show, with such Licensed Products remaining separate and distinct from any other Licensee products to be displayed at such show.

9.           Intellectual Property Ownership

9.1           Ownership. Licensee acknowledges that (i) each Mark is distinctive, strong and famous, (ii) Licensor is the sole and exclusive owner of all right, title and interest in and to the Mark; (iii) nothing contained in this Agreement shall give to Licensee any right, title or interest in the Mark; and (iv) Licensee’s use of the Mark, and any associated goodwill, shall inure only to the benefit of the Licensor

9.2           Registration and Cooperation. If Licensee desires to use the Mark outside of the United States, Canada or Europe, it shall first notify Licensor in writing providing Licensor the opportunity to file trademark registrations for the Mark in such locations. Licensee hereby agrees to reimburse Licensor for the costs of filing and maintaining such Marks in such other locations throughout the Term hereof. Notwithstanding the above, Licensee shall not directly or indirectly seek or obtain any registration of the Mark (including without limitation, any colorable imitations, translations, or transliterations thereof) anywhere in the world without Licensor’s prior written consent. If Licensee has obtained or obtains in the future, in any country, any right, title or interest in the Mark (including any colorable imitations, translations, or transliterations thereof), or in any other trademark or service mark owned by Licensor, Licensee has so acted or will act as an agent and for the benefit of Licensor for the limited purpose of obtaining such registrations and assigning them to Licensor. Licensee shall execute, for no additional consideration, any and all documents deemed necessary by Licensor or its attorneys to be necessary to transfer such right, title or interest to Licensor.

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9.3           No Challenges. Neither Licensee nor any of its affiliates will do anything or suffer anything to be done which may adversely affect any rights of Licensor in and to the Mark, or any registrations thereof or which, directly or indirectly, may reduce or dilute the value or distinctiveness of the Mark or disparage or detract from Licensor’s reputation. Licensee shall not challenge, directly or indirectly. Licensor’s ownership of or the validity of the Mark, or any application for registration or trademark registration thereof or any rights of Licensor therein. Any such challenge will constitute a material and incurable default by Licensee warranting termination of this Agreement.

9.4          Proprietary Notices.

(a)          Licensee will place any proprietary legends, markings and notices legally required or requested by and in a format approved by Licensor on Licensed Products, Packaging Materials and Promotional Materials used with the Licensed Products or in the business to be conducted by Licensee under this Agreement.

(b)          Licensee will use and display the Mark only in the form and manner designated or approved by Licensor. Licensor will notify Licensee if it elects to change the form of the Mark and Licensee will effect the change promptly. If Licensee has an inventory of Licensed Products bearing the previous version of such Mark, Licensee may sell off those Licensed Products in the ordinary course, but in any event not greater than three (3) months after receiving notice of a change in the Mark and only pursuant to the terms of this Agreement. Licensee shall use the proper trademark and copyright and other proprietary notices in connection with the Licensed Products, which notices Licensor shall, from time to time, specify.

10.         Third Party Infringement and Anti-Counterfeiting. If either Licensor or Licensee becomes aware of any possible infringement, imitation or counterfeiting of the Mark, each party shall promptly notify the other party. Licensor may take such action as it, in its discretion, deems advisable for the protection of its rights in and to the Mark and Licensed Products. If requested to do so by Licensor, Licensee will cooperate with and follow the directions of Licensor in connection therewith, including by acting as a plaintiff or co-plaintiff in lawsuits and by causing its officers to execute pleadings and other related documents.

11.         Confidentiality

11.1          Confidentiality. In connection with the performance of this Agreement, both parties may have access to certain confidential and proprietary information of the other party. “Confidential Information” means any other information that is not generally known to the public and that is or was used, developed or obtained by the Licensor or Licensee in connection with its business or this Agreement. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is or becomes generally available to the public through no fault of the disclosing party; (ii) is required to be disclosed by order of a court or other competent governmental agency or by applicable law; (iii) is, prior to the time of its disclosure, already rightfully in the possession of the party to which disclosure is made, or (iv) is independently developed without use of the disclosing party’s Confidential Information. Recognizing that such information represents valuable assets and property of the parties and the harm that may befall the parties if any of such Confidential Information is disclosed, both parties agree to hold all such Confidential Information in confidence and not to use or otherwise disclose any such Confidential Information to third parties without having received the prior written consent of the other party and a written agreement from such third party to maintain such Confidential Information in confidence.

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12.          Indemnification; Insurance

12.1         Licensor Indemnification. Licensor will indemnify and hold Licensee and its officers, directors, employees and agents harmless from and against any losses, liabilities, damages and expenses (including interest, penalties and reasonable attorneys’ fees and expenses) arising from any third party claim that the use of the Mark in the United States. Canada and Europe as authorized herein infringes the trademark of a third party, provided Licensor (i) is notified of the claim promptly in writing; (ii) is informed by Licensee of any subsequent communications related to the claim; and (iii) has the sole authority to settle the claim. The indemnification under this Section will apply solely to (i) the amount of the judgment, if any, entered against the indemnitee, after appeal, if applicable, (ii) any approved sums paid by the indemnitee in settlement, and (iii) the expenses incurred by the indemnitee in connection with its defense (including interest, penalties and reasonable attorneys’ fees).

12.2         Licensee Indemnification. Licensee will indemnify and hold Licensor, and its affiliates, and their members, partners, officers, directors, employees and agents harm less from and against, any losses, liabilities, damages and expenses (including interest, penalties and reasonable attorneys’ fees and expenses) arising from any claim (i) brought by or on behalf of any of Licensee’s employees, customers (including immediate and downstream customers). Contractors, suppliers, independent sales agents or representatives, (ii) arising from Licensee’s breach of any of its obligations, representations or warranties made hereunder; and (iii) except to the extent of Licensor’s indemnification obligations under Section 12.1 above, arising out of the Licensed Products, including without limitation claims of infringement, product defect and product liability. Licensor will have the option of controlling the litigation and retention of counsel and Licensee will reimburse Licensor for the expense of the action, claim, or proceeding as incurred by Licensor.

12.3        Licensee Insurance. Licensee will, at its own expense, procure and maintain in full force and effect for so long as Licensed Products are sold, with an insurance carrier with the highest rating established by Best’s Rating Guide, a liability insurance policy with products liability coverage with respect to Licensed Products, civil and advertising insurance and contractual liability coverage with respect to this Agreement, with a limit of liability of not less than two million dollars ($2,000,000). The insurance policy will be written for the benefit of Licensee, Licensor, and the various other indemnitees described in Section 12.2. will be designated expressly as primary insurance, and will provide for at least thirty (30) days prior written notice to Licensee and Licensor of the cancellation or substantial modification thereof. If the insurance policy is cancelled, it will be replaced by a substantially equivalent policy prior to its cancellation. Licensee may obtain the insurance in conjunction with a policy of liability insurance which covers products other than Licensed Products provided that the liability insurance coverage for the Licensed Products shall not be less than two million dollars ($2,000,000). Licensee will deliver a certificate of insurance to Licensor promptly upon its issuance and will furnish to Licensor evidence of the maintenance of the policy upon request. Nothing in this Section is intended to limit or affect the indemnification provisions of Section 12.2

13.         Termination

13.1         Termination For Cause. If either party is in material breach of any of the terms and conditions of this Agreement, and such party fails to cure such breach within thirty (30) days after the date of receipt of written notice from the other party, unless a different notice period has been provided herein, then the party not in default shall have the right to terminate this Agreement immediately by written notice to the other party.

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13.2       Termination by Licensor. Licensor may terminate this Agreement:

(a)          Upon written notice to Licensee in the event that Licensee fails to make any payments required under this Agreement and said payment is not made within ten (10) days of Licensor’s notification of such outstanding payment;

(b)          Upon written notice to Licensee in the event that Licensee produces or sells Licensed Products or uses the Mark in any manner that violates this Agreement;

(c)          Upon written notice to Licensee in the event that Licensee experiences a change of control of more than forty-nine percent (49%) of its current ownership;

(d)          Upon written notice to Licensee in the event that Licensee experiences ah event of insolvency, petition in bankruptcy or dissolution. In such event, no assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with responsibility for taking custody of Licensee’s assets or business may continue this Agreement or exploit or use the Mark; or

(e)          Upon thirty (30) days prior written notice to Licensee.

13.3       Effects of Termination.

(a)          Any indebtedness of Licensee to Licensor, plus Sales Royalty shall become immediately due and payable, with interest accruing at a rate equal to one and a half percent (1 ½%) per month commencing from the date of termination. Within fourteen (14) days after the termination, Licensee shall furnish to Licensor a full and complete statement setting forth (i) the inventory of Licensed Products manufactured or in the process of manufacture, including the wholesale price thereof, (ii) the number of outstanding orders received, accepted and approved, (iii) production and distribution schedules, and (iv) advertising and promotional schedules. Licensee shall consult with Licensor regarding its pending customer orders and Licensor shall determine whether to permit Licensee to continue manufacturing and production of Licensed Products to fill the outstanding orders, to direct Licensee to cancel the pending orders, or to assume or have a third party assume the obligation to fill pending orders, or to deliver such pending orders to Licensor for fulfillment.

(b)          All benefits which may accrue by reason of the activities of Licensee hereunder will be deemed transferred automatically to Licensor, and all licenses and other rights granted to Licensee hereunder shall immediately cease. Licensor shall not be liable to Licensee, either for compensation or for damages of any kind, whether on account of loss by Licensee or any other person, of present or prospective profits, on present or prospective sales, or investments or goodwill, and Licensee hereby waives any rights which may be granted to it by sovereign entities or otherwise which are not granted to it by this Agreement.

(c)          Licensee shall continue to maintain in confidence any and all Confidential Information, and, within ten (10) days after such termination, will return to Licensor, at Licensee’s expense, all exterior and interiors signs and displays bearing the Mark, all Packaging Materials and Promotional Materials or other materials and documents relating to the Licensed Products, Mark, or any Confidential Information or, at the election of Licensor, destroy or otherwise dispose of such material as Licensor may direct. Thereafter, Licensee will not use, provide to others or permit others to use any of these materials or any variations or simulations thereof in connection with any products, nor will Licensee hold itself out as being associated with Licensor, or any of its affiliates or, in its business activities, promote or otherwise indicate its prior association with any of them.

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(d)          Upon termination of this Agreement, Licensee shall have a period of ninety (90) days to sell and ship to its customers current inventory of Licensed Products within the Territory (“Sell-Off Period"). All sales during the Sell-Off Period are expressly subject to all of the normal terms and conditions contained in this Agreement, including without limitation, payments of all Sales Royalties, and prohibitions against selling Licensed Products outside of the Territory or through any channel or method (including without limitation, discount stores or overstock entities) which would, in Licensor’s sole determination, adversely affect the Licensed Products or Licensor’s name, trademarks, service marks, copyrights, domain names, or goodwill. Any Licensed Products remaining in Licensee's inventory at the end of the Sell-Off Period (or upon termination if such termination is due to Licensee’s uncured breach) shall be shipped to Licensor at Licensee’s expense, according to the pricing set forth in Section 1.2 or destroyed, at Monster's sole election .. The above notwithstanding, should this Agreement be terminated due to an uncured breach by Licensee, in such case Licensee shall not be entitled to any Sell-Off Period.

(e)          Notwithstanding Licensee's sell-off right under Section 13.3(d) above, prior to the expiration of the Sell-Off Period, Licensor shall have the right to purchase all or part of Licensee's Licensed Product inventory.

(f)          Termination of this Agreement for any reason shall not effect obligations accrued prior to the effective date of termination or any obligations which, either expressly or from the context of this Agreement, are intended to survive termination of this Agreement.

(g)          Except as otherwise provided in this Section 13.3, upon termination Licensee shall immediately cause its third party Contractors to discontinue to manufacture, promote, distribute or sell in any manner the Licensed Products the Mark, and any signs, equipment, certificates, advertising or promotional materials, stationery, forms and any other articles or materials, that display the Mark.

(h)          Licensee shall pay to Licensor all costs and fees (including without limitation, attorneys, accountant and collection fees) incurred by Licensor as a result of Licensee’s breach of any term or condition contained herein resulting in termination of this Agreement.

14.         Representations and Warranties.

14.1         Mutual Representation. Each party hereby represents and warrants to the other party that;

(a)          It is a company, duly organized, validly existing and in good standing under the laws of the state or territory of its organization, and has all requisite power and authority to own, license, and operate its assets, and is duly authorized and qualified to do business in all jurisdictions in which the nature of its business requires such qualification.

(b)          It has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and binding obligation of such party.

(c)          The execution or performance of this Agreement will not conflict with any provision of any other agreement or understanding to which it is a party or by which it or any of its properties may be bound.

(d)          Except as specifically set forth herein, neither party has made and is not making any representation or warranty hereunder.

14.2         Licensee Representations, Warranties and Covenants. Licensee represents, warrants, and covenants that:

(a)          it has the full legal right to use all programs and materials it may use in connection with the Licensed Products and is not using, and shall not use, any software or hardware programs, materials or any other intellectual property in connection with the Licensed Products that will infringe upon any trademark, trade name, domain name, copyright, patent, trade secret or other proprietary right of any other person or entity.

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(b)          it shall, at all times during the Term, maintain the proper loss of inventory insurance to cover any lost profits resulting from any loss of Licensed Products in its inventory.

15.         Notices and Other Communications. All reports, approvals, requests, demands, notices and other communications (collectively “Communications”) required or permitted by this Agreement will be in writing and signed by a duly authorized officer of or such other individual designated in writing by a party. Communications will be duly given if delivered personally, if mailed (by certified or registered mail, return receipt requested ) or if delivered by nationally-recognized courier or mail service which requires the addressee to acknowledge, in writing, the receipt thereof to the party concerned at its address set forth in this Agreement (or at any other address as a party may specify by notice in writing to the other).

16.         Assignability: Binding Effect. The performance of Licensee is of a personal nature and, therefore, neither this Agreement nor the license or other rights granted to Licensee may be assigned, sublicensed or transferred by Licensee without the express written consent of Licensor, and any attempted assignment, sublicense or transfer, whether voluntary or by operation of law, directly or indirectly, will be void and of no force or effect and will constitute an incurable default by Licensee. This Agreement will inure to the benefit of and will be binding upon the parties, Licensor's successors and assigns and Licensee's permitted successors and assigns. References herein to Licensor also will be deemed to include any entity to which the business of Licensor is transferred.

17.         Miscellaneous.

17.1         Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally. This Agreement may be modified or amended only by a written amendment to the Agreement signed by both partied.

17.2         Governing Law.

(a)          This Agreement will be considered as having been entered in the State of California, and will be construed, interpreted and enforced in accordance with the laws of that state applicable to agreements wholly made and to be performed there, excluding its conflict of laws rules.

(b)          Any action arising under the provisions of this Agreement relating to the nondisclosure of confidential information or other claims of violations of intellectual property of a party will be brought in the State of California, except at Licensor's sole discretion it may opt to bring an injunctive proceeding in any jurisdiction where appropriate by reason of its subject matter. Licensor and Licensee irrevocably submit to the exclusive jurisdiction of the state and Federal courts in San Mateo County, California, and waive any claim or defense of inconvenient forum or lack of personal jurisdiction in such forum under any applicable law, decision or otherwise.

17.3         Force Majeure. The parties will not be liable to each other for any failure or delay in performance, other than failure to make timely payments due under this Agreement if it is because of earthquake, flood, fire or other act of God (“Force Majeure”). However, either party may terminate this Agreement by and upon notice to the other if the other is unable to perform any of its material obligations for a period of thirty (30) days by reason of the Force Majeure.

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17.4         Export Control Compliance. The laws and regulations of the United States, including without limitation the Export Administration Regulations (EAR), restrict the export and re-export of certain hardware, software, other commodities, technology and technical data. Licensee warrants that it will not export or re-export Licensed Products or any technical data thereto, in any form in violation of such laws and regulations without the appropriate United States and foreign government export or import licenses or other official authorization.

17.5         Survival. The following Sections will survive the termination or expiration of this Agreement in perpetuity or for the period contemplated by the provisions of a Section below: Sections 3, 4, 5, 7.9, 9, 11, 12, 13.3, 14, 15, 16 and 17.

17.6         Relationship of Parties. The parties to this Agreement are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

17.7         Costs and Expenses. Unless otherwise agreed by the parties in writing, each party agrees that it is solely responsible for all costs and expenses incurred by such party in connection with the performance of its obligations set forth in this Agreement.

17.8         No Waiver. If any acts or omissions by Licensee or Licensor not in conformity with any requirement hereof are not objected to by the other, the failure to object will not be a waiver by the other of the requirement and it may insist upon due performance any time. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, will constitute a continuing waiver of that provision or of any other provision.

17.9         Continuation in Part. If any provision or any portion of any provision of this Agreement is held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part will continue in full force and effect.

17.10         No Presumption Against a Party. This Agreement will be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

17.11         Subtitles and Definitions. Subtitles and titles of sections and/or paragraphs are for convenience only. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

17.12         Counterparts and Facsimile/Electronic Signatures. This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the parties. A facsimile/electronic transmission of the executed signature page of this Agreement shall constitute a valid signature and due and proper execution of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

LICENSOR:
Monster, LLC

By:	/s/ Gary Yacoubian
Name:	Gary Yacoubian
Title:	VP, Strategic Development
Date:	7/8/10

LICENSEE:

By:	/s/ Jawahar Tandon
Name:	Jawahar Tandon
Title:	Director
Date:	7/6/10

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EXHIBIT A

MONSTER MARKS

MONSTER MEMORY

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EXHIBIT B

LICENSED PRODUCTS

DRAM Modules

USB Flash Drives

Flash based SD, M2, MicroSD, CF. ProDuo, card products

Flash based SSD drive products

Internal Power Supplies

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AMENDMENT #1 TO TRADEMARK LICENSE AGREEMENT

This Amendment #1 (“Amendment 1”) to the Trademark License Agreement dated July 7, 2010 (“Agreement”) is made and entered into effective as of August 24, 2011 (the “Effective Date”) between Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), and SDJ Technologies, Inc., a Delaware corporation having an address at 2125 B Madera Road, Simi Valley, CA 93065 (“Licensee”).

RECITALS

A.           The parties to the original Agreement desire to amend certain terms of the Agreement and are therefore entering into this Amendment as provided for in Section 17.1 of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee (the “parties”) agree to amend the Agreement as follows:

Section 1.1 of the Agreement is deleted and replaced by the following:

1.1           Grant of Rights. Licensor grants to Licensee the limited, exclusive (except as to Licensor who expressly reserves for itself the rights being granted to Licensee herein and except as to the M (stylized) mark which is licensed here as non-exclusive), nontransferable, non-sublicensable right to use the Mark, during the Term, throughout the world, excluding those territories prohibited by Section 17.4 (the “Territory,”), in connection with the manufacture, design, distribution and sale of the products listed in Exhibit “B” (“Licensed Products”), and subject to the terms and conditions of this Agreement and the requirements for use of the Mark provided in writing to Licensee. This Agreement conveys no rights to use any other mark, including the MONSTER mark. Exhibits A and B and the Territory may be updated from time to time during the Term with the mutual written consent of each party, but no party shall be obligated to do so.

Section 2 of the Agreement is deleted and replaced by the following:

2.          Term. The term of this Agreement will commence as of the Effective Date and will terminate after two (2) years from the earlier of June 30, 2011 or the shipment of Licensed Products (the “Term”). The Term may be extended for additional one (1) year periods (for a total of no more than three (3) extensions of one (1) year each) but only if in such 3rd, 4th, or 5th year of the Agreement Licensee pays Licensor a minimum royalty of $50,000.00 royalty per quarter Beyond the extensions noted above, the parties agree to the following extensions: 6th - 10th year of the Agreement royalties will be paid quarterly equaling a minimum of $500,000.00 per year; 11th -15th year of the Agreement royalties will be paid quarterly equaling a minimum of $750,000.00 per year; and 16th - 25th year of the Agreement royalties will be paid quarterly equaling a minimum of $1,000,000.00 per year. Licensee must be in complete compliance and not in default for any extensions to be available to Licensee. At any time during the Term of the Agreement or its extensions, the parties may negotiate for a permanent license payment.

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Section 3 of the Agreement is deleted and replaced by the following:

3.          Sales Royalty and Payments. During the Term, Licensee shall pay to Licensor a royalty equal to four percent (4%) of Net Sales (“Sales Royalty”). For purposes hereof, “Net Sales” means the total of gross amounts directly or indirectly invoiced or charged to others or otherwise derived by Licensee from the sale of Licensed Products, reduced only by the actual amount of returns. No other deductions, whether for unpaid or uncollectible accounts, commissions, chargebacks, or other discounts given or costs incurred by Licensee shall be taken. A minimum sales royalty of $200,000 per year shall be paid by Licensee to Licensor in year after the initial Term as provided in Section 2 of this Agreement.

Exhibit A of the Agreement is deleted and replaced by the following:

Exhibit A

Monster Marks

MONSTER DIGITAL

MONSTERDIGITAL.COM

M (stylized) - see attached

Note: M (stylized) and MONSTER DIGITAL are to always be used together and in compliance with the trademark usage guidelines of the Agreement. MONSTER DIGITAL may be used separately in marketing text but only as approved by Licensor.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment the day and year first above written.

LICENSOR:
Monster Cable Products, Inc.

By:
Name:
Title:
Date:

LICENSEE:
SDJ Technologies, Inc.

By:	/s/ Jawahar L. Tandon
Name:	Jawahar L. Tandon
Title:	Director
Date:	August 24, 2011

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AMENDMENT #2 TO TRADEMARK LICENSE AGREEMENT

This Amendment #2 (“Amendment 2”) to the Trademark License Agreement dated July 7, 2010 and Amendment #1 (collectively, “Agreement”) is made and entered into effective as of April 4, 2012. (the “Effective Date”) between Monster, Inc. (formerly Monster Cable Products, Inc.), a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), and SDJ Technologies, Inc., a Delaware corporation having an address at 2125 B Madera Road, Simi Valley, CA 93065 (“Licensee”).

RECITALS

A.           The parties to the original Agreement desire to amend certain terms of the Agreement and are therefore entering into this Amendment 2 as provided for in Section 17.1 of the Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee (the “parties”) agree to amend the Agreement as follows:

Section 1.1 of the Agreement is deleted and replaced by the following:

1.1           Grant of Rights. Subject to Section 1.4 herein, Licensor grants to Licensee the exclusive, nontransferable, non-sublicensable right to use the Mark during the Term, throughout the world, excluding those territories prohibited by Section 17.4 (the “Territory,”), in connection with the manufacture, design, distribution and sale of the products listed in Exhibit “B” (“Licensed Products”), and subject to the terms and conditions of this Agreement and the requirements for use of the Mark provided in writing to Licensee. This Agreement conveys no rights to use any other mark, including the MONSTER mark (other than as set forth on Exhibit “A”). Exhibits “A” and “B” and the Territory may be updated from time to time during the Term with the mutual written consent of each party, but no party shall be obligated to do so.

Section 1.2 of the Agreement its deleted and replaced by the following:

1.2           Licensor Purchases. Licensor or its designee may purchase from Licensee, Licensed Products. The prices to be paid by licensor or its designee for such purchases shall not exceed twenty percent (20%) above licensee’s standard costs, i.e. landed costs. Licensor shall not sell products sourced from Licensee in a manner that undermines Licensee’s position in the marketplace.

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Section 1.3 paragraphs (c) and (d) of the Agreement are deleted and replaced by the following;

(a)	Restrictions. Licensee will not directly or indirectly, manufacture, distribute, offer for sale or sell any products bearing designs or of a styling the same as or substantially similar to the designs or styling of any Licensed Products with features developed specially for Licensed Products hereunder, (“Confusingly Similar Merchandise”). Also, Licenses will not assist or engage any third party in connection with the manufacture, distribution, offer for sale or sale of any Confusingly Similar Merchandise. Moreover, Licensee shall not solicit new business by using the Licensed products and/or Licensor's goodwill as an inducement to a third party by representing that Licensee can design, manufacture and/or market similar style products for a third party at a similar, higher or lower tier of distribution. If Licensor desires to enter into the memory products category itself, it will approach Licensee as a possible manufacturer before such manufacture or distribution begins.

(b)	B Stock. Licensee shall not sell any damaged, imperfect, substandard quality or defective goods (“B Stock”) under the Mark without the prior written approval of Licensor. For the purposes of this Agreement, B Stock are goods which contain a production flaw or other mistakes or problems which make the goods unsalable for full line list price. Licensor shall be the sole determiner of whether any goods qualify as B Stock and whether such B Stock may be sold under the Mark. All B Stock approved for sale shall be marked as such and Licensor may, in its discretion, impose additional requirements on the disposal of B Stock, including without limitation, the removal of logos and/or other brand identification. All B Stock, which uses the Mark on packaging or the product, is subject to the same Sales Royalty and other related fees and royalties payable to Licensor as for sales of full-priced product.

Section 1.4 of the Agreement is deleted and replaced by the following:

1.4           Reservation of Rights. Licensor may use and grant others the right to use any trademarks, logos, domain names and/or trademarks for use in connection with any products within or outside the Territory except (i) the granting to others of the use of MONSTER mark in connection with the manufacture, design, distribution sale or other similar exploitation of any products listed in Exhibit "B” provided however that Licensor may so grant to others the use of MONSTER mark (but not the MONSTER DIGITAL mark or the M (stylized) mark) if the primary purpose of such license is the settlement of a claim of infringement of the MONSTER mark with that of the subject licensee and not the commercial exploitation of the MONSTER mark, (ii) Licensor itself may use (but not sublicense) the MONSTER mark and the M (stylized) mark (but not the MONSTER DIGITAL mark) in connection with any products listed in Exhibit “B” or other data memory products provided, that Licensor provides License with at least thirty (30) days prior written notice of its intention to so enter the market and offers Licensee the first right to supply such products on commercially reasonable terms of an arrangement similar to this Agreement; (iii) to the extent such rights are not specifically granted to Licensee under this Agreement or (iv) as otherwise expressly prohibited by the terms of this Agreement.

Section 2 of the Agreement is deleted and replaced by the following:

2.          Term. The term of this Agreement will commence as of the Effective Date and will terminate, subject to the terms herein and the payment of the minimum royalties set forth below, on July 7, 2035 (the "Term"). In each of years 3, 4 and 5 of the Agreement, Licensee must pay Licensor a minimum, royalty of $50,000 per quarter. In each of years 6, 7, 8, 9 and 10 of the Agreement, Licensee must pay Licensor a minimum royalty of $125,000 per quarter. In each of years 11,12,13,14 and 15 of the Agreement, Licensee must pay Licensor a minimum royalty of $187,500 per quarter. In each of years 16, 17, 18, 19, 20, 21, 22, 23, 24 and 25 of the Agreement, Licensee must pay Licensor a minimum royalty of $250,000 per quarter. At any time during the Term of the Agreement or its extension, the parties may negotiate for a permanent license payment.

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Section 5 of the Agreement is deleted and replaced by the following:

5.          Books and Records: Audits. Licensee will prepare and maintain, in a manner which will enable Licensor’s accountants to audit same in accordance with generally accepted accounting principles and with this Agreement, complete and accurate books of account and records (including the originals or copies of documents supporting entries in the books of account) covering all transactions relating to this Agreement, including those related to Licensee’s manufacturing operations, bill of materials, inventory levels, costs and suppliers. Licensor and/or its representatives may, during regular business hours with fourteen (14) days advance notice, during the Term and for three (3) years thereafter, audit these books of account and records and examine and copy all documents and materials relating to this Agreement and allow the same access to its Contractors to the extent necessary to validate the information provided hereunder. If any audit of licensee’s books and records discloses that Licensee’s payments were less than the amount which should have been paid, all underpayment plus interest, commencing from the date payment was initially due, at a rate equal to one and a half percent (1 ½ %) per month will be made immediately to Licensor. If the underpayment is five percent (5%) or more, Licensee will immediately reimburse Licensor for the costs and expenses of the audit.

Section 6 of the Agreement is deleted and replaced by the following:

6.           Sales Projections. Subject to the requirements of federal and state securities laws, within thirty (30) days following the end of the previous calendar quarter, Licensee will deliver to Licensor, copies of all upfront sales projections and forecasts used internally by Licensee in planning and projecting its Licensed Products business.

Section 8.4 is added to the Agreement as follow:

Section 8.4 Support Licensee and Licensor will cooperate to promote and effect the offer and marketing of the Licensed Products though Licensor’s existing and future sales and distribution channels.

Section 13.1.1 is added to the Agreement as follows;

Section 13.1.1          Termination by Licensee. Licensee may terminate this Agreement upon ninety (90) days prior written notice to Licensor.

Section 13.2 is deleted from the Agreement.

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Exhibit B of the Agreement is deleted and replaced the following:

EXHIBIT B

LICENSED PRODUCTS

DRAM Modules

USB Flash Drives

Flash based SD, M2, MicroSD, CF, ProDuo, card products

Flash based SSD drive products

Internal Power Supplies

Hybrid Drives

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment the day and year first above written.

LICENSOR:
Monster, Inc.

By:	/s/ David Tognotti
Name:	David Tognotti
Title:	GM + VP
Date:	April 3, 2012

LICENSEE:
SDJ Technologies, Inc,

By:	/s/ Jay Tandon
Name:	Jay Tandon
Title:	CEO
Date:	April 3, 2012

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AMENDMENT NO. 3 TO

TRADEMARK LICENSE

AGREEMENT

This Amendment No. 3 to Trademark License Agreement (“Amendment No. 3”) is made and entered into effective as of August 18, 2015 (the “Effective Date”) by and between Monster, Inc. f/k/a Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), SDJ Technologies, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“SDJ”), and Tandon Digital, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“Parent”) (each of above entities are sometimes referred to as a “Party” and are collectively referred to as the “Parties”).

RECITALS

A.	SDJ develops, manufactures, sells and distributes memory data storage products;

B.	On July 7, 2010, Licensor and SDJ executed a Trademark License Agreement (the “License Agreement”) relating to the license of the Monster trademark and logos with respect to the manufacture, design, distribution, and sale of certain memory data storage products;

C.	On July 7, 2010 and April 4, 2012, Licensor and SDJ effected Amendment No. 1 and Amendment No. 2, respectively, to the Original License Agreement to further define the aforementioned granting of rights (“Amendment No. 1” and “Amendment No. 2”) (the License Agreement and Amendment Nos. 1 and 2 are collectively referred to as the “Original License Agreement”);

D.	In 2010 SDJ became a wholly owned subsidiary of Parent;

E.	SDJ has been manufacturing, selling and distributing certain memory data storage products under the Mark of Licensor under the Original License Agreement;

F.	Each of SDJ and Licensor wish to amend the Original License Agreement to allow Parent to replace SDJ as the Licensee under the Original License Agreement and to permit Parent to sublicense SDJ to use the licensed Mark as long as SDJ is a wholly owned subsidiary of Parent;

G.	The Parties now desire that, in addition to the rights granted under the Original License Agreement, Parent as Licensee also be granted a license to use the name “Monster Digital, Inc.” (the “Licensed Name”) as the corporate name of Parent, and Licensor is willing to grant Parent as Licensee a license to use the Licensed Name subject to the terms and conditions of the Original License Agreement as amended by this Amendment No. 3; and

H.	Further to this Amendment No. 3 and of even date hereof, Parent, Licensor and certain selected stockholders of Parent are entering into a Stockholders Agreement further to which Licensor is granted certain rights pertaining to the Tandon Shares, as that term is defined herein (the “Stockholders Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.          As of the Effective Date, the party defined as the Licensee under the Original License Agreement, SDJ, shall be replaced with Parent and the Parties understand and agree that the defined term “Licensee” in the Original License Agreement and this Amendment No. 3 refers to Tandon Digital, Inc.

2.          Section 1.1 of the Original License Agreement is deleted and replaced by the following:

1.1           Grant of Rights. Subject to Section 1.4 herein, Licensor grants to Licensee the exclusive, nontransferable, non-sublicensable right (except as expressly provided below) to use the Mark, during the Term, throughout the world, excluding those territories prohibited by Section 17.4 of the Original License Agreement (the “Territory”), in connection with the manufacture, design, distribution and sale of the products listed in Exhibit “B” of the Original License Agreement (“Licensed Products”), and with respect to the Licensed Name, for the use of the name “Monster Digital, Inc.” as Parent’s corporate name, subject to the terms and conditions of the Original License Agreement and this Amendment No. 3 (collectively, the “Agreement”) and the requirements for use of the Mark and the Licensed Name as provided by Licensor in writing to Licensee from time to time. This Agreement conveys no rights to use any other mark, including the MONSTER mark (other than as set forth on Exhibit “A”). Exhibits A and B and the Territory may be updated from time to time during the Term with the mutual written consent of each Party, but no Party shall be obligated to do so. Notwithstanding the foregoing, Licensee has the right to sublicense to SDJ the right to use the Mark in connection with the manufacture, design, distribution and sale of Licensed Products, further and subject to the terms and conditions of the Agreement but provided and only for so long as SDJ is a wholly-owned subsidiary of Parent and by means of the execution of this Amendment No. 3, Licensor hereby consents to such sublicense by Licensee to SDJ.

3.          Sections 1.7 and 1.8 are added to the Original License Agreement to read in full as follows:

1.7           For so long as Licensee uses the Licensed Name as part of its operating, corporate, business or company name under license from Licensor, neither Licensee nor SDJ will manufacture, offer, promote, advertise, distribute or sell any products or services under or in connection with a trademark, brand, or trade name other than the Marks licensed by Licensor to Licensee (and sublicensed to SDJ) under this Agreement (collectively, “Third-Party Marks”) unless with Licensor’s prior written consent at Licensor’s sole discretion; provided, however, that Parent and SDJ may continue to manufacture, offer, promote, advertise, distribute or sell only the following Licensed Products as OEM products under the following Third-Party Marks as they were doing prior to the Effective Date: (i) Tantec, (ii) Norton, (iii) HEB and on back of packaging and drive “powered by PhotoFast.” Notwithstanding the above, for so long as Licensee is not permitted to sell Licensed Products under the Mark (“Branded Products”) in Apple retail stores, Apple websites, and other Apple channels (collectively, the “Apple Channels”), Parent and SDJ may sell Licensed Products bearing the Tantec mark in Apple Channels. At such time Licensor resolves its litigation involving Beats et al., and following thereafter, Parent and SDJ will each use its best efforts at all times to sell Branded Products into Apple Channels and, failing to sell Branded Products into Apple Channels within a reasonable time, Licensee shall pay to Licensor one-half of the royalty due for sales of such Branded Products (i.e., for any Branded Products bearing the Mark that require a 4% royalty payment, the payment for such sales of Unbranded Products will be 2%).

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1.8           For so long as Licensee uses the Licensed Name as part of its operating, corporate, business or company name under license from Licensor, if Licensee acquires another company or business that manufactures, offers, promotes, advertises, distributes or sells any products or services under or in connection with any Third-Party Marks (“Non-Compliant Products”), Licensee shall have a reasonable time, but not more than one (1) year in which to: (a) in the case of any Non-Compliant Products that are also Licensed Products, to transition such products globally from the Third-Party Marks to the Marks licensed to Licensee under this Agreement, and (b) in the case of any Non-Compliant Products that are not Licensed Products, to cease all promotion, advertising, distribution and sales of such Non-Compliant Products unless Licensor agrees, at its sole discretion, to amend this Agreement to provide that such Non-Compliant Products can become Licensed Products under this Agreement.

4.          Section 2 of the Original License Agreement is deleted and replaced by the following;

2.          Term. The term of this Agreement will commence as of the Effective Date and will terminate, subject to the terms herein and the payment of the minimum royalties set forth below, on July 7, 2035 (the “Term”). In each of years 3, 4, and 5 of the Agreement, Licensee must pay Licensor a minimum royalty of $50,000 per quarter. In each of years 6, 7, 8, 9 and 10 of the Agreement, Licensee must pay Licensor a minimum royalty of $125,000 per quarter. In each of years 11, 12, 13, 14 and 15 of the Agreement, Licensee must pay Licensor a minimum royalty of $187,500 per each quarter of each year. In each of years 16, 17,18, 19, 20 21, 22, 23, 24 and 25 of the Agreement, Licensee must pay Licensor a minimum royalty of $250,000 per each quarter of each year. At any time during the Term of this Agreement or any extension, the Parties may negotiate for a permanent license payment. In addition to the foregoing, and in consideration for the rights granted to Licensee under Amendment No. 3, on August 18, 2015, Parent shall issue to Licensor 5,681,558 shares of its common stock (the “Tandon Shares”); such Tandon Shares are subject to possible forfeiture further to the provisions of Section 13.1.2 herein. As additional consideration for the license grant to use the Licensed Name, the sum of Five Hundred Thousand Dollars ($500,000) shall be paid by Licensee as follows: four quarterly payments of One Hundred Twenty Five Thousand Dollars ($125,000) each due on the first day of the calendar quarter commencing on October 1, 2015 and ending on July 1, 2016; provided, however, that upon the effective date of the initial public offering of Parent’s common stock (the “IPO”), if any, Licensee will pay in full to Licensor any remaining balance of such $500,000 additional consideration.

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5.          Section 12.2 of the Original License Agreement is deleted and replaced by the following:

12.2         Licensee Indemnification. Licensee will indemnify and hold Licensor, and its affiliates, and their members, partners, officers, directors, employees and agents harmless from and against, any losses, liabilities, suites, damages and expenses (including interest, penalties and reasonable attorneys’ fees and expenses) (“Claim(s)”) (i) brought by or on behalf of any of SDJ and/or Licensee’s employees, customers (including immediate and downstream customers), Contractors, suppliers, independent sales agents or representatives, (ii) arising from SDJ and/or Licensee’s breach of any of its obligations, representations or warranties made hereunder; and (iii) except to the extent of Licensor’s indemnification obligations under Section 12.1 above, arising out of the Licensed Products, including without limitation Claims of infringement, product defect and product liability. Further, Licensee will indemnify and hold Licensor and its affiliates, and their members, partners, officers, directors, employees and agents harmless from and against any Claims related in any way related to Licensee or a related Licensee entity’s use of, or any actions or activities by Licensee or a related Licensee entity under or utilizing, “Monster” as a corporate name (including, but not limited to, “Monster Digital, Inc.” and “Monster Digital”). Licensor will have the option of controlling the litigation and retention of counsel and Licensee will reimburse Licensor for the reasonable expense of the action, claim, or proceeding as incurred by Licensor.

6.          Section 13.1.2 is added to the Original License Agreement to read in full as follows:

Section 13.1.2           Termination of the Right to use Licensed Name by Licensee.

(a)   In the event Parent does not effect the IPO of Parent on the NASDAQ Global Market on or before August 18, 2017, Licensor shall have the option to immediately terminate the license grant allowing Parent to use the Licensed Name as its corporate name and to sublicense SDJ in which case (i) Parent and SDJ shall cease all use of, and neither SDJ nor Parent nor any related entity shall use in the future, Monster Digital, Inc., the Mark, or any derivative of the Mark as its operating, corporate, business or company name and shall take all steps and sign all documents necessary to cease any and all such use of “Monster Digital” or the Mark or variations thereof, and (ii) Licensor shall return all of the Tandon Shares to Licensee for cancellation. If Licensor exercises its option under this section 13.1.2(a), Parent and SDJ shall have sixty (60) days in which to cease all use of any such operating, corporate, business or company name.

(b)   At any time prior to the earlier of the effective date of the IPO of Parent on the NASDAQ Global Market or August 18, 2017, Licensor may agree to retain the Tandon Shares and forfeit its ability to exercise its rights under Section 13.1.2(a) of this Agreement in which case Section 13.1.2(a) shall then have no further force and effect. This provision, however, does not preclude Licensor from objecting to any operating, corporate, business or company name that does not comply with this Agreement.

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(c)  In the event that Licensor exercises its “Co-Sale Rights” further to Section 5 of that certain Stockholders’ Agreement by and among Licensor, Licensee and certain other stockholders of Licensee dated as of August 18, 2015, Licensor shall be deemed to have agreed to retain the Tandon Shares and to have forfeited its ability to exercise any rights further to Section 13.1.2(a) in which case Section 13.1.2(a) shall then have no further force and effect. This provision, however, does not preclude Licensor from objecting to any operating, corporate, business or company name that does not comply with this Agreement.

7.          Exhibit A of the Original License Agreement is deleted and replaced by the following;

EXHIBIT ‘A”

Monster Marks

MONSTER DIGITAL

MONSTERDIGITAL.COM

M (stylized) - see attached

Note: M (stylized) and MONSTER DIGITAL are to always be used together and in compliance with the trademark usage guidelines of the Agreement. MONSTER DIGITAL may be used as Licensee’s corporate name (Monster Digital, Inc.) or separately in marketing text.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 3 as the day and year first above written.

LICENSOR:

MONSTER, INC.

By:	/s/ Neal A. Bobrick
Name:	Neal A. Bobrick
Title:	President
Date:	8-17-15

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SDJ:

SDJ TECHNOLOGIES, INC.

By:	/s/ Vivek Tandon
Name:	Vivek Tandon
Title:	President

PARENT AND LICENSEE:

TANDON DIGITAL, INC.

By:	/s/ Vivek Tandon
Name:	Vivek Tandon
Title:	President

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AMENDMENT NO. 4 TO TRADEMARK. LICENSE AGREEMENT

This Amendment No. 4 to Trademark License Agreement ( “Amendment No. 4”)” is made and entered into effective as of September 6, 2015(the “Effective Date'') by and between Monster, Inc. f/k/a Monster Cable Products, Inc., a California corporation having an address at 455 Valley Drive, Brisbane, CA 94005 (“Licensor”), SDJ Technologies, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“SDJ”), and Tandon Digital, Inc., a Delaware corporation having an address at 2655 Park Center Drive, Unit C, Simi Valley, CA 93065 (“Parent”) (each of above entities are sometimes referred to as a “Party” and are collectively referred to as the “Parties”).

RECITALS

A.	Licensee develops, manufactures, sells and distributes memory data storage and other products.

B.	On July 7, 2010, Licensor and SDJ executed a Trademark License Agreement (the “License Agreement”) relating to the license of the Monster trademark and logos with respect to the manufacture, design, distribution, and sale of certain memory data storage products;

C.	On July 7, 2010, April 4, 2012 and August 18, 2015 Licensor and SDJ effected Amendment No. 1, Amendment No. 2 and Amendment No. 3, respectively, to the Original License Agreement to further define the aforementioned granting of rights (“Amendment No. 1”, “Amendment No. 2” and “Amendment No. 3”) (the License Agreement and Amendment Nos. 1, 2 and 3 are collectively referred to as the “Original License Agreement”);

D.	Each of Parties wish to amend Exhibit “B” to the Original License Agreement to expand the scope of what may be sold under the License to include action sports cameras and Cable Memory;

.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Exhibit B of the Original License Agreement is deleted and replaced by the following:

EXHIBIT B

LICENSED PRODUCTS

DRAM Modules

USB Flash Drives

Flash Based SD, M2, MicroSD, CF, ProDuo, card products

Inernal Power Supplies for pc’s

Hybrid Drives

Action Sports Cameras

Cable Memory

(signature page on following page)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 4 as the day and year first above written.

LICENSOR:
Monster, Inc.

By: /s/ Ajay Vadera
Name: Ajay Vadera
Title: Chief Financial Officer
Date:

SDJ:
SDJ TECHNOLOGIES, INC.

By: /s/ Vivek Tandon
Name: Vivek Tandon
Title:

PARENT:
TANDON DIGITAL, INC.

By: /s/ Vivek Tandon
Name: Vivek Tandon
Title:

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